Exhibit 99.1

HCP Announces CEO Transition

Michael D. McKee Named Interim CEO
Lauralee Martin Leaves HCP and its Board

IRVINE, Calif., July 11, 2016 /PRNewswire/ – HCP (NYSE:HCP) today announced that its Executive Chairman, Michael D. McKee, has assumed the additional role of interim President and CEO, replacing Lauralee Martin, who has left the Company and its Board.  The Board of Directors will initiate the process of appointing a permanent CEO, which is expected to take between three and six months.

Mr. McKee stated: “With the completion of our strategic portfolio review in May and the resulting spin-off transaction that is well underway, the Board felt now is the appropriate time to advance the process of developing HCP’s next generation of leadership.  We have made substantial progress towards rebuilding our executive team to align with our strategic vision for the future, and identifying our next CEO represents the cornerstone of that effort.”

“I remain confident and excited about our recent C-suite appointments and the broader management team.”  Mr. McKee added, “Our portfolio performance and business outlook are consistent with our plan across all investment sectors, and the spin-off of our HCR ManorCare portfolio remains on track to be completed later this year.”

David B. Henry, HCP’s Lead Independent Director, stated: “On behalf of the Board and the Company, I want to express our sincere gratitude to Lauralee for her many contributions to HCP, both as a member of our Board since 2008 and during the last three years as CEO.  Lauralee’s energy, passion and dedication to HCP are much appreciated by all of us, and we wish her the very best in the years ahead.”

The Company expects to record a severance charge of approximately $0.03 per diluted share in the third quarter of 2016 related to Ms. Martin’s departure.

Biographical Information

Mr. McKee became HCP’s Executive Chairman in May 2016, and has served as Independent Chairman and Lead Director prior to that.  He has been Chief Executive Officer of Bentall Kennedy U.S., L.P., one of the largest privately owned real estate investment advisory firms in North America, from 2010 to 2016.  Prior to that, Mr. McKee was the Chief Executive Officer and Vice Chairman of the Board of Directors of The Irvine Company, a privately held real estate development and investment company, where he had been an executive officer since 1994.  Prior to that, Mr. McKee was a partner with the law firm of Latham & Watkins LLP from 1986 to 1994.

About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States.  HCP’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital.  A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 31 consecutive years; (iii) was the first REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is recognized as a global leader in sustainability as a member of the Dow Jones and FTSE4Good sustainability indices, as well as the recipient in three of the past four years of both the GRESB Global Healthcare Sector Leader and the NAREIT Healthcare Leader in the Light Award.  For more information regarding HCP, visit www.hcpi.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those relating to our CEO transition and expected severance charge, our business opportunities and outlook, and our pending spin-off of our HCR ManorCare portfolio. These statements are made as of the date hereof, and are not guarantees of future events. They are subject to risks and uncertainties that could cause actual events to differ materially from those set forth therein or implied thereby. These risks and uncertainties include, but are not limited to, those identified in our reports filed with the Securities and Exchange Commission. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Source: HCP, Inc.

HCP, Inc.

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(949) 407-0400